Exhibit 99.3

3rd Quarter 2004 Conference Call November 8, 2004

The presentation is designed to accompany the press release issued this morning and Crescent's conference call scheduled for today. Certain statements made during the call and in the presentation materials may be considered forward-looking statements within the meaning of the federal securities laws. Although Crescent believes that the expectations set forth in such statements are based upon reasonable assumptions, Crescent's future operations and its actual performance may differ materially from those indicated in any forward-looking statements. Additional information that could cause actual results to differ materially from these statements are detailed in the earnings release issued this morning and from time to time in Crescent's SEC reports, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and reports on Form 8-K. Forward - looking statements

3rd Quarter Financial Results

(1) FFO is a supplemental non-GAAP financial measurement used in the real estate industry to measure and compare the operating performance of real estate companies, although these companies may calculate funds from operations in different ways. Crescent reports FFO before taking into account impairment charges required by GAAP which are related to its real estate assets. A reconciliation of our FFO, before and after such impairments to GAAP net income is included in the Company's financial statements accompanying the press release issued this morning and on pages 11 and 12 of the Third Quarter 2004 Supplemental Operating and Financial Data Report also issued this morning. Both are available on our website at www.crescent.com. 3rd Quarter Financial Results Funds from operations ("FFO") Available to common shareholders before impairments related to real estate assets - diluted (1) Q3 ? $31.3 million or $0.27 per share Includes land sale of $7.6 million or $0.06 per share Compares to Q3 Management estimate of $0.20 to $0.22 per share YTD ? $89.9 million or $0.77 per share

3rd Quarter Office Property Results Ending Occupancy Leased ? 88.8%, up from 86.4% at 12/31/03 Economic ? 86.4%, up from 84.0% at 12/31/03 Same-Store NOI Q3 ? (3.8)% GAAP / (6.3)% cash YTD ? (3.3)% GAAP / (7.3)% cash

3rd Quarter Leasing Activity Q3 ? Leased total = 1.9 million square feet, our second highest quarterly level of leasing activity ? Renewed or released 1.1 million square feet = 4.2% decrease in full service rental rates over expiring rates YTD ? Leased total = 4.1 million square feet leased ? Renewed or released 2.2 million square feet = 8.9% decrease in full service rental rates over expiring rates

3rd Quarter Resort Results Fairmont Sonoma Mission Inn & Spa Canyon Ranch - Tucson Three Months ended September 30, 2004 2003 Same-Store NOI (in thousands) $7,149 $6,321 Weighted Average Occupancy 80% 76% Average Daily Rate $436 $406 Revenue Per Available Room $332 $300 Nine Months ended September 30, 2004 2003 Same-Store NOI (in thousands) $18,918 $19,602 Weighted Average Occupancy 71% 72% Average Daily Rate $490 $460 Revenue Per Available Room $334 $320 10.7% 4.4%

3rd Quarter Residential Development Results Crescent Resort Development FFO Contribution ? $3.8 million (YTD ? $6.2 million) Unit sales on plan for year ? 27 sold YTD, 70-80 expected for the year, of which > 90% are sold or under contract Desert Mountain Crescent Resort Development Desert Mountain FFO Contribution ? $0.6 million (YTD ? $9.7 million) Lot sales on plan for year ? 44 sold YTD, 60-70 expected for the year $140 million total cash expected to be received in 2004, of which $30 - $33 million represents FFO and $107 to $110 million represents cash in excess of FFO.

Ritz Condos Substantially Sold Scheduled to break ground in mid 2005 21 stories - Ritz hotel on first 8 floors and residences on upper 13 floors Residences to range from $800,000 to $6+ million, substantially pre-sold Development costs projected at $165 million Extraordinary value creation opportunity The Residences at Ritz-Carlton Rendering

Strategic Transactions

Continuing to Execute Strategic Plan Stated Strategy Completed or Signed / Pending Transactions AmeriCold - Reduce investment; attract outside capital Joint Ventures - Grow by 1.0x to 1.5x current $0.9 billion level by December 2005 Canyon Ranch - Increase value by growing Brand Non-Core Assets - Monetize at opportune time $1.2 billion Joint Ventures of Trophy Office Assets $140 million sold this year and $135 million +/- expected to be sold in the near term Sale of 20.7% interest for $145 million at $1.45 billion enterprise value; simplified structure Simplify structure, raise $110 million of private equity and $95 million debt, grow brand "Accelerate move to Investment Management"

Abundant Capital / Attractive Pricing Premier Partners Dramatic Impact to Crescent A Company Strength Capitalizing on Timely Market Opportunities Total Sales / Joint Ventures since 1999 Strategic Plan(1) $3.2 billion total asset sales/joint ventures of existing assets $2.1 billion total value of office joint ventures under management Assumes completion of transactions listed on page 28

$710 million of debt to be paid off/defeased (25% of total consolidated debt) Debt/Gross Assets ratio to be reduced from 54% to 39%(2) $502 million of investable cash generated Validation of NAV based on transaction values: Total gain on net book value of $480 million, of which $240 million is expected to be recognized in Q4 2004 Reinvest cash at higher returns/higher growth rate Enhance Return on Equity (ROE) through JV structure Return tax gains to shareholders through $1.50 dividend Enhanced coverage through excess cash (near-term) and reinvestment (long-term) Impact of Transactions (1) Validate Net Asset Value Positions us to Enhance FFO/ROE Positive for Dividend Strengthen Balance Sheet Canyon Ranch Non core assets Office joint ventures AmeriCold Assumes completion of transactions listed on page 28 Assumes interim use of $368 million in transaction proceeds to further reduce debt

Joint Ventures of Trophy Office Assets $1.2 Billion

Office Joint Ventures of $1.2 Billion Post Oak Central Houston, TX West Loop/Galleria 1.3M SF Houston Center Houston, TX CBD 3.0M SF JPMorgan 60% Crescent 40% JPMorgan 76% Crescent 24% The Crescent Dallas, TX Turtle Creek 1.3M SF Trammell Crow Center Dallas, TX CBD 1.1M SF Fountain Place Dallas, TX CBD 1.2M SF Institutional Partner 16% Total Square Feet 5.6M Total Square Feet 2.3M Total Square Feet 7.9M 24% Venture I(1) Venture II(2) Crescent has a 40% interest in the signed Venture I; Crescent is in negotiations with an institutional partner which upon closing would reduce Crescent's ownership from 40% to 24%. Crescent has a 24% interest in the pending Venture II

Promote Structure Office Joint Ventures of $1.2 Billion Transaction Summary $1.2 billion in value at an attractive cap rate Incremental fee income and promote to Crescent Crescent earns additional interests of 10% above an 11% IRR, 20% above a 13% IRR and 30% above a 15% IRR Gain on net book value of $307 million, $211 million of which will be recognized immediately Tax gain of $355 million, deferred by 1031 exchanges and subsumed by dividend Generates $316 million of investable cash Debt to be paid down by $578 million (20% of total consolidated debt) Office joint ventures now total $2.1 billion Expands Investment Management Platform Attractive Timing Attractive Valuation Assumes completion of transactions listed on page 28 (1)

Ownership Office Joint Ventures of $1.2 Billion Structure Sources & Uses ($ in millions) JP Morgan $ 397.3 66.3% Other Institutional Partner 58.7 9.8% Crescent(1) 143.3 23.9% $599.3 100.0% Gross Sales Price $1,219.0 Debt Pay Down/Defeasance (611.6 Crescent Investment (143.3 Eliminate Lehman Payable (80.0 Reserves/Deal Costs (68.3 Net Cash to Crescent $315.8 ) ) ) ) Crescent has a 40% interest in the signed Office Joint Ventures; Crescent is in negotiations with an institutional partner which, upon closing, would reduce Crescent's ownership from 40% to 24% (1)

Office Joint Ventures of $1.2 Billion Economics ($ in millions) (1) Assumes completion of transactions listed on page 28 Assumes comparable leverage in both scenarios 100% Ownership 24% Ownership Gross Asset Value Debt Net Asset Value $1,219.0 (688.0)(2) $531.0 $1,219.0 (688.0)(2) $531.0 CEI Equity $531.0 $143.3 FFO On Properties ROE $53.0 10.0% $23.0 16.1% FFO On Reinvestment of $316.0 Cash ROE $56.9 18.0% TOTAL FFO ROE $53.0 10.0% $79.9 17.4%

AmeriCold - Sale of Equity and Simplification of Structure

AmeriCold (1)
Transaction Summary

Attractive Valuation / Terms	▪ $1.45 billion enterprise value = 10.75x multiple on 2004 EBITDA ▪ $145 million, or 20.7%, of AmeriCold common shares to be sold to Yucaipa
Experienced Partner	▪ Yucaipa is a private equity firm seeking 25%+ return on investment ▪ Yucaipa has a proven track record in this industry with significant industry/operating expertise
Attractive Timing	▪ Gain of $11 million from sale of common shares to Yucaipa ▪ $56 million of investable cash to be generated
Reduction in CEI Investment	▪ Original investment $300 million ▪ Financing at beginning of year reduced investment $90 million ▪ Post transaction investment $153 million ▪ Current investment valuation $220 million
Simplified Structure	▪ Private letter ruling from IRS allowing CEI/VNO to combine real estate and operating companies ▪ COPI 100% resolved ▪ Eliminates need for lease structure

(1) Assumes completion of transactions listed on page 28

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VNO 60% CEI 40% AmeriCold Realty Trust Operations (AmeriCold Logistics) COPI 40% VOO 60% VNO Yucaipa CEI AmeriCold Realty Trust • Real Estate • Operations Old Structure New Structure Rent 47.6% 31.7% 20.7% AmeriCold Simplified Structure Assumes completion of transactions listed on page 28 (1)

Canyon Ranch - Simplify Structure, Raise Capital, Grow Brand

Canyon Ranch Transaction - Summary Pending transaction is the combination of Crescent's Canyon Ranch assets with those of the Founders of Canyon Ranch This will combine the real estate, operating business and the brand into a new Canyon Ranch company The new entity would be recapitalized with $110 million of private equity and up to $95 million of mortgage debt Crescent is projected to receive in excess of $50 million in cash in addition to reducing/defeasing approximately $36 million in debt Crescent and the Founders will each retain an approximate 50% interest in the new Canyon Ranch company (before new equity) with the Founders retaining control of the day-to-day operations Net proceeds of $50 million would be used to accelerate the growth of the business/expansion of the brand Impact to Crescent New Capital Brand Extension Opportunities Simplified Ownership

Sale of Non-Core Assets

Sale of Non-Core Assets Sold Hyatt Albuquerque for $33 million; $4 million gain Denver Marriott currently being marketed Sold 2 Houston land parcels for $11.3 million and $7.6 million gain 8 additional land parcels under contract / being marketed for $33 million and a $13 million +/- gain; expected by early 2005 $38 million non-income producing land (cost basis) $84 million gross basis in remaining two business-class hotels $50 million to $75 million in other non-core assets Business-Class Hotels Continued Opportunities Non-Income Producing Land

Collective Impact of Transactions

Change in 2004 Earnings Guidance 2004 Full Year Earnings Guidance FFO per share FFO per share Previous Guidance $1.40 Gain on Sale of AmeriCold Common Shares .09 Strategic Transactions Impact (1) (.08) - (.10) Timing of Investment Land Sales (.07) - (.09) Timing of Reinvestment (.07) - (.09) Operations/Other (.01) - (.03) Current Guidance $1.20 - $1.25 Assumes completion of transactions listed on page 28

Financial Impact of Transactions(1) Transaction Status Expected Closing Total Valuation Debt Paydown/ Defeasance Net Cash Generated Office Joint Ventures Signed/Pending November $1,219 $ 575 $ 316 AmeriCold Signed/Pending November 1,450 - 56 Canyon Ranch Pending December N/A 36 50 Sale of non-core assets Completed/Pending December/Q1 135 99 80 $2,804 $ 710 $ 502 (1) Subject to finalization of terms and completion of transaction in certain cases ($ in millions) (1) $502M 12% 15% 18% FFO $60M $75M $90M per share Accretion $0.04 $0.17 $0.30 Year 1 Reinvestment Sensitivities (annual $)

Transaction Square Feet Total Investment Equity Current ROE One Briarlake Plaza 30% Joint Venture (Houston) 502,000 $ 22.3 $ 7.3 16.2% The Colonnade (Miami) 216,000 $ 52.8 $ 14.8 15.3% Hughes Center (Las Vegas) 1,100,000 $ 204.1 $ 101.0 13.9% DuPont Centre (Orange County) 251,000 $ 54.3 $ 18.8 14.4% The Alhambra (Miami) 318,000 $ 72.3 $ 22.3 13.7% Total/Weighted Average 2,387,000 $ 405.8 $ 164.2 14.2% Returns from Recent Investments ($ in millions) 2003 - 2004 Acquisitions Pipeline: Currently committed on new investment opportunities of $240 million at an expected near-term ROE of 14-17% 5.9% avg secured debt rate

Secured debt of $268 million identified for pay-down at 6.7% rate (can be re-levered as investment opportunities arise) Reinvest in our core businesses Traditional acquisition ($200 million in pipeline) Real estate-related investments, including Mezzanine loans ($40 million in pipeline) Real estate operating platform opportunities Share repurchase Reinvestment Priorities Reinvestment Guidelines Disciplined - thorough underwriting Opportunistic - previous successes came from timing Patient - we have the financial flexibility to wait

Looking Forward and Commitment to our Dividend

Dividend Strategy We view our current $1.50 dividend as a combination of a "regular" and a "special" dividend We anticipate that by 2007 our dividend will be covered by AFFO During the interim period, we have sufficient liquidity to cover our "special" dividend. Risk Factors - Our dividend policy assumes continued economic growth and the absence of any significant disruption in the capital markets from world events. In addition, our policy is dependent on our ability to redeploy capital at acceptable return levels and in a reasonable time period

Over the Next Three Years General Growing our real estate investment management business by opportunistically capitalizing on market conditions for acquisitions, dispositions and capital transactions Strengthening our balance sheet by significantly lowering our leverage Increasing the predictability of our FFO and AFFO and covering our "regular" dividend by 2007 Growing our net asset value to $25 per share Enhancing our return on equity on new acquisitions and current wholly-owned assets by 400 to 600 basis points through joint venturing Producing total shareholder returns for our shareholders that are among the highest in the REIT industry Office Focusing on office acquisitions and development with joint venture partners Delivering award-winning service to our office customers Increasing our occupancy to 93%+ and significantly increasing our FFO Other Investments Allocating our capital to selected operating partners such as Harry Frampton to produce internal rates of return of 25%+. Capitalizing on our portfolio of resorts, particularly Canyon Ranch Further improving the value of our AmeriCold investment with our partners